Bank of America 4Q17 Financial Results January 17, 2018

4Q17 and Full Year 2017 Results

Summary Income Statement ($B, except per share data)	Reported 4Q17	Reported FY 2017	Tax Act impact	Excl. Tax Act impact [4] 4Q17	Excl. Tax Act impact [4] FY 2017
Total revenue, net of interest expense [1]	$20.4	$87.4	($0.9)	$21.4	$88.3
Noninterest expense [2]	13.3	54.7	—	13.3	54.7
Provision for credit losses	1.0	3.4	—	1.0	3.4
Pre-tax income	6.2	29.2	(0.9)	7.1	30.2
Income tax expense	3.8	11.0	1.9	1.9	9.0
Net income	2.4	18.2	(2.9)	5.3	21.1
Diluted earnings per common share	$0.20	$1.56	($0.27)	$0.47	$1.83
Average diluted common shares (in millions)	10,622	10,778	—	10,622	10,778
Return Metrics	**4Q17**	**FY 2017**		**4Q17**	**FY 2017**
Return on average assets	0.41 %	0.80 %		0.90 %	0.93 %
Return on average common shareholders' equity	3.3	6.7		7.8	7.9
Return on average tangible common shareholders' equity [3]	4.6	9.4		10.9	11.0
Efficiency ratio	65	63		62	62

- As previously announced, enactment of the Tax Act reduced 4Q17 results by $2.9B, or $0.27 per diluted common share, which included [5]:
  - $0.9B pre-tax charge predominantly related to the revaluation of certain renewable energy tax-advantaged investments, which was recorded in other income and generated offsetting impacts within tax expense
  - $1.9B tax expense principally associated with the revaluation of certain deferred tax assets and liabilities
- Effective October 1, 2017, the accounting method for retirement-eligible equity incentives was changed; periods presented have been restated to conform to the current period presentation [2]

Note: Amounts may not total due to rounding.

[1] Reported on a GAAP basis. On a fully taxable-equivalent basis (FTE), reported revenue of $20.7B and $88.3B for 4Q17 and FY 2017 and adjusted revenue of $21.6B and $89.2B for 4Q17 and FY 2017. For important presentation information, see slide 28.

[2] Effective October 1, 2017, the Company changed its accounting method for stock-based compensation awards granted to retirement-eligible employees from expensing their value in full at the grant date (generally in the first quarter of each year) to expensing the estimated value ratably over the year prior to the grant date. This change affects consolidated financial information and All Other; it does not affect the business segments. Unless otherwise noted, all prior periods presented herein have been restated for this change in accounting method. Under the applicable bank regulatory rules, we are not required to and, accordingly, did not restate previously-filed capital metrics and ratios.

[3] Represents a non-GAAP financial measure. For important presentation information, see slide 28.

[4] Represents non-GAAP financial measures. For a reconciliation to GAAP of the presented return metrics, see note A on slide 26. For important presentation information, see slide 28.

[5] On December 22, 2017, the Tax Cuts and Jobs Act (the "Tax Act") was enacted, which included a lower U.S. corporate tax rate beginning in 2018. Amount represents the estimated impact, which may change as additional guidance and information become available.

Bank of America
2

(7%) (5%) (2%) 1% (3%) 1% 3% 2% 7% 7% 1% 7% (29%) (25%) (31%) (2%) (10%) (2%) (1%) (4%) (1%) 2% (2%) (1%) 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 YoY revenue growth (decline) YoY expense growth (decline) Operating leverage Operating Leverage Trend 3 ____________________ Note: Amounts may not total due to rounding. 1 Operating leverage calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. Quarterly expense for 2017 and 2016 has been restated to reflect the accounting change for retirement-eligible equity incentives; 2015 and 2014 periods are as reported. 2 Revenue growth and operating leverage adjusted to exclude the $0.9B noninterest income charge in 4Q17 from the Tax Act; represents a non-GAAP financial measure. +22% +21% +29% +3% +8% +3% +5% +6% +8% +6% +3% Positive YoY Operating Leverage for 12 Consecutive Quarters 1 +8% 2 2 Reported revenue growth of 2% and operating leverage of 3%

Balance Sheet, Liquidity and Capital Highlights

$ in billions, except per share data	4Q17	3Q17	4Q16
Balance Sheet (end of period balances)			
Total assets	$2,281.2	$2,284.2	$2,188.1
Total loans and leases	936.7	927.1	906.7
Total loans and leases in business segments [1]	867.3	854.3	819.2
Total deposits	1,309.5	1,284.4	1,260.9
Funding & Liquidity			
Long-term debt	$227.4	$228.7	$216.8
Global Liquidity Sources (average) [2]	522	517	515
Liquidity coverage ratio [2,5]	125 %	126 %	n/a
Time to Required Funding (in months) [2]	49	52	35
Equity			
Common shareholders' equity	$244.8	$249.6	$241.0
Common equity ratio	10.7 %	10.9 %	11.0 %
Tangible common shareholders' equity [3]	$174.5	$179.7	$169.8
Tangible common equity ratio [3]	7.9 %	8.1 %	8.0 %
Per Share Data			
Book value per common share	$23.80	$23.87	$23.97
Tangible book value per common share [3]	16.96	17.18	16.89
Common shares outstanding (in billions) [4]	10.29	10.46	10.05

$ in billions	4Q17	3Q17	4Q16
Basel 3 Transition (as reported) [5, 6, 7]			
Common equity tier 1 capital	$171.1	$176.1	$168.9
Risk-weighted assets	1,450	1,482	1,530
CET1 ratio	11.8 %	11.9 %	11.0 %
Basel 3 Fully Phased-in [5, 7]			
Common equity tier 1 capital	$168.5	$173.6	$162.7
Standardized approach			
Risk-weighted assets	1,442	1,420	1,417
CET1 ratio	11.7 %	12.2 %	11.5 %
Advanced approaches			
Risk-weighted assets	$1,460	$1,460	$1,512
CET1 ratio	11.5 %	11.9 %	10.8 %
Supplementary leverage ratio (SLR) [2]			
Bank holding company SLR	6.9 %	7.1 %	6.9 %

[1] Excludes loans and leases in All Other.
[2] See notes B, C, D and E on slide 26 for definitions of Global Liquidity Sources, Time to Required Funding, Liquidity Coverage Ratio and Supplementary Leverage Ratio, respectively.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 28.
[4] Berkshire Hathaway exercised its warrants to purchase 700 million shares of BAC common stock in 3Q17 using its Series T preferred shares, which resulted in an increase to common shares outstanding.
[5] Regulatory capital and liquidity ratios at December 31, 2017 are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 28. For a reconciliation of CET1 transition to fully phased-in, see slide 25.
[6] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[7] In 4Q17, we obtained approval from U.S. banking regulators to use our internal models methodology (IMM) to calculate counterparty credit risk-weighted assets for derivatives under the Advanced approaches. Fully phased-in estimates for prior periods assumed approval.

Bank of America
4

Loans & Leases and Deposits ____________________ Notes: Amounts may not total due to rounding. GWIM defined as Global Wealth & Investment Management. 1 Includes $6.5B, $9.4B and $9.1B of average non-U.S. consumer credit card loans in 2Q17, 1Q17 and 4Q16, respectively. During 2Q17, the Company sold its non-U.S. consumer credit card business. $908 $914 $915 $918 $928 $0 $250 $500 $750 $1,000 4Q16 1Q17 2Q17 3Q17 4Q17 YoY +2% 618 636 653 659 666 257 257 245 240 240 315 305 300 316 330 $1,251 $1,257 $1,257 $1,272 $1,294 $0 $350 $700 $1,050 $1,400 4Q16 1Q17 2Q17 3Q17 4Q17 Consumer Banking GWIM Global Banking Other (GM and All Other) YoY +3% +8% (6%) +5% 254 258 262 269 276 146 148 151 154 157 338 343 345 346 350 71 70 70 72 74 $808 $819 $827 $842 $857 $0 $300 $600 $900 4Q16 1Q17 2Q17 3Q17 4Q17 Consumer Banking GWIM Global Banking Global Markets YoY +6% +9% +7% +4% +4% 73 69 65 62 58 18 17 16 15 14 9 9 6 $100 $95 $88 $77 $71 $0 $50 $100 $150 4Q16 1Q17 2Q17 3Q17 4Q17 Residential mortgage Home equity Non-U.S. credit card YoY (29%) Average Total Loans & Leases ($B) 1 Average Loans & Leases in All Other ($B) 1 Average Loans & Leases in Business Segments ($B) 5 Average Total Deposits ($B)

$880 $934 $908 $900 $1,237 0.39% 0.42% 0.40% 0.39% 0.53% 0.0% 0.5% 1.0% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 4Q16 1Q17 2Q17 3Q17 4Q17 Net charge-offs Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. Asset Quality 6 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $774 $835 $726 $834 $1,001 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 4Q16 1Q17 2Q17 3Q17 4Q17 • Total net charge-offs of $1.2B in 4Q17, which included a single- name non-U.S. commercial charge-off of $0.3B – Consumer net charge-offs of $0.8B increased $38MM from 3Q17; consumer net charge-off ratio remains low at 68 bps – Commercial net charge-offs increased to $0.5B and commercial net charge-off ratio rose to 39 bps in 4Q17  Single-name non-U.S. charge-off increased 4Q17 commercial net charge-offs by $0.3B and the commercial net charge-off ratio by 24 bps • Provision expense of $1.0B increased $0.2B from 3Q17 – Net reserve release of $0.2B in 4Q17 reflected improvements in consumer real estate and energy • Allowance for loan and lease losses of $10.4B, which represents 1.12% of total loans and leases 1 • Nonperforming loans (NPLs) decreased $0.1B from 3Q17 – 45% of consumer NPLs are current • Commercial reservable criticized utilized exposure decreased $1.3B from 3Q17, driven by reductions in energy exposures

$105 $107 $157 $169 $468 0.09% 0.10% 0.14% 0.14% 0.39% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $250 $500 $750 $1,000 4Q16 1Q17 2Q17 3Q17 4Q17 C&I Small business and other Commercial NCO ratio Asset Quality – Consumer and Commercial Portfolios 7 Consumer Net Charge-offs ($MM) $775 $827 $751 $731 $769 0.68% 0.74% 0.67% 0.65% 0.68% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $250 $500 $750 $1,000 4Q16 1Q17 2Q17 3Q17 4Q17 Credit card Other Consumer NCO ratio ____________________ 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. Consumer Asset Quality Metrics ($MM) 4Q17 3Q17 4Q16 Provis ion $619 $730 $728 Nonperforming loans and leases 5,166 5,252 6,004 % of loans and leases 1 1.14% 1.17% 1.32 % Consumer 30+ days performing past due $8,811 $9,244 $10,945 Ful ly-insured 2 4,466 4,721 6,397 Non ful ly-insured 4,345 4,523 4,548 Al lowance for loans and leases 5,383 5,582 6,222 % of loans and leases 1 1.18% 1.25% 1.36% # times annual ized NCOs 1.76 x 1.93 x 2.02 x Commercial Net Charge-offs ($MM) Commercial Asset Quality Metrics ($MM) 4Q17 3Q17 4Q16 Provis ion $382 $104 $46 Reservable cri ticized uti l i zed exposure 13,563 14,824 16,320 Nonperforming loans and leases 1,304 1,318 1,703 % of loans and leases 1 0.27% 0.28% 0.38 % Al lowance for loans and leases $5,010 $5,111 $5,258 % of loans and leases 1 1.05% 1.08% 1.16% 4Q17 includes $0.3B single- name non-US C&I charge-off

Net Interest Income 8 • Net interest income of $11.5B ($11.7B FTE 1) increased $1.2B from 4Q16, driven by the benefits from higher interest rates and loan and deposit growth, partially offset by a decline resulting from the sale of the non-U.S. consumer credit card business – Increased $0.3B compared to 3Q17, driven by growth in loans, deposits and investment securities balances as well as higher interest rates • Net interest yield increased 16 bps from 4Q16 to 2.39% • Interest rate sensitivity as of December 31, 2017 2 – Remain positioned for NII to benefit as rates move higher – +100bps parallel shift in interest rate yield curve is estimated to benefit NII by $3.3B over the next 12 months, driven primarily by sensitivity to short-end interest rates 2 ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 28. 2 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 1 $10.3 $11.1 $11.0 $11.2 $11.5 $10.5 $11.3 $11.2 $11.4 $11.7 $0 $3 $6 $9 $12 4Q16 1Q17 2Q17 3Q17 4Q17 Net interest income (GAAP) FTE adjustment 2.23% 2.39% 2.34% 2.36% 2.39% 1% 2% 3% 4Q16 1Q17 2Q17 3Q17 4Q17 Net Interest Yield (FTE) 1

210.7 210.5 210.9 209.8 209.4 42.9 43.0 44.0 44.7 45.1 35 40 45 50 55 60 0 50 100 150 200 250 4Q16 1Q17 2Q17 3Q17 4Q17 Total headcount Primary sales headcount Expense Highlights ____________________ Note: Amounts may not total due to rounding. • Total noninterest expense of $13.3B declined 1% from 4Q16 • 4Q17 included a $0.2B aggregate increase for shared success year-end bonus and charitable giving – Excluding $0.2B increase, noninterest expense of $13.1B declined $0.3B, or 2%, from 4Q16 reflecting reduced operating costs and a reduction from the sale of the non-U.S. consumer credit card business • Total headcount of 209K declined 1% from 4Q16, as reductions from the sale of the non-U.S. consumer credit card business and declines in non-sales professionals in Consumer Banking offset growth of nearly 2.2K primary sales professionals across Consumer Banking, GWIM and Global Banking – Primary sales represented 22% of total headcount • Compared to 4Q17, 1Q18 expenses expected to include approximately $0.4B for seasonally elevated payroll tax costs Noninterest Expense ($B) 9 7.6 8.4 8.0 7.7 7.5 5.8 5.7 6.0 5.7 5.7 $13.4 $14.1 $14.0 $13.4 $13.3 67% 63% 61% 61% 65% 0% 20% 40% 60% 80% 100% $0 $4 $8 $12 $16 4Q16 1Q17 2Q17 3Q17 4Q17 Personnel Non-personnel Efficiency ratio Headcount (in 000’s)

Consumer Banking

$ in millions	4Q17	Inc/(Dec) 3Q17	4Q16
Total revenue, net of interest expense [1]	$8,954	$180	$843
Provision for credit losses	886	(81)	126
Noninterest expense	4,506	46	176
Pre-tax income [1]	3,562	215	541
Income tax expense [1]	1,365	105	264
Net income	$2,197	$110	$277

Key Indicators ($ in billions)	4Q17	3Q17	4Q16
Average deposits	$665.5	$659.0	$618.0
Rate paid on deposits	0.04 %	0.04 %	0.04 %
Cost of deposits [2]	1.61	1.59	1.60
Average loans and leases	$275.7	$268.8	$253.6
Net charge-off ratio	1.21 %	1.18 %	1.15 %
Client brokerage assets	$177.0	$167.3	$144.7
Mobile banking active users (MM)	24.2	23.6	21.6
% Consumer sales through digital channels	24.0 %	22.0 %	20.0 %
Number of financial centers	4,470	4,511	4,579
Combined credit / debit purchase volumes [3]	$143.4	$137.0	$134.3
Total U.S. consumer credit card risk-adjusted margin [3]	8.74 %	8.63 %	9.20 %
Return on average allocated capital	24	22	22
Allocated capital	$37	$37	$34
Efficiency ratio [1]	50 %	51 %	53 %

- Net income of $2.2B, up 14% from 4Q16; ROAAC of 24%
  - Pretax, pre-provision net revenue of $4.4B, up 18% [4]
- Revenue of $9.0B increased $0.8B, or 10%, from 4Q16
  - NII increased, driven by strong deposit and loan growth
  - Noninterest income decreased, reflecting lower mortgage banking income, partially offset by higher card income and service charges
- Provision increased from 4Q16, due primarily to credit card portfolio seasoning and loan growth
  - Net charge-offs increased $0.1B to $0.8B
- Noninterest expense up $0.2B from 4Q16, reflecting shared success year-end bonus and investments for business growth
  - Efficiency ratio improved to 50% from 53%
  - Continued investment in primary sales professionals, financial center builds/renovations and digital capabilities
- Average deposits of $666B grew $48B, or 8%, from 4Q16
  - 50% of deposits in checking accounts; 90% primary accounts [5]
  - Average cost of deposits of 1.61%
- Average loans and leases of $276B increased 9% from 4Q16, driven by growth in residential mortgage, credit card and vehicle lending
- Client brokerage assets of $177B grew $32B, or 22%, from 4Q16, driven by strong client flows and market performance
- Combined card spend grew 7% from 4Q16 (credit +7%, debit +6%)
- Mobile banking active users of 24.2MM, up 12% from 4Q16; mobile channel usage up 34% from 4Q16

Note: ROAAC defined as return on average allocated capital
[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Represents a non-GAAP financial measure. Calculated as total revenue, net of interest expense (FTE basis), less noninterest expense. For important presentation information, see slide 28.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).

Bank of America 10

Consumer Banking Trends 11 • #1 Consumer Deposit Market Share 1 • 2018 JD Power Certified Mobile App • #1 in Mobile Banking and Digital Sales Functionality 2 • #1 in Online Banking Functionality 3 • #1 Online Broker 4 • #1 Home Equity Lender and #2 bank for Retail Mortgage Originations 5 • #1 in Prime Auto Credit distribution of new originations among peers 6 • #2 Small Business Lender 7 – 88% primary checking accounts 5.5 5.8 6.0 6.2 6.4 2.6 2.5 2.5 2.6 2.6 $8.1 $8.3 $8.5 $8.8 $9.0 $0 $2 $4 $6 $8 $10 4Q16 1Q17 2Q17 3Q17 4Q17 Net interest income Noninterest income 86 87 87 89 90 50 51 51 52 53 45 44 43 42 41 54 59 63 68 73 18 18 19 19 19 $254 $258 $262 $269 $276 $0 $100 $200 $300 4Q16 1Q17 2Q17 3Q17 4Q17 Consumer credit card Vehicle lending Home equity Residential mortgage Small business / other Average Loans and Leases ($B) $4.3 $4.4 $4.4 $4.5 $4.5 53% 53% 52% 51% 50% 40% 50% 60% 70% $0 $1 $2 $3 $4 $5 4Q16 1Q17 2Q17 3Q17 4Q17 Tho u san d s Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 8 Total Revenue ($B) 8 8 8 ____________________ Note: Amounts may not total due to rounding. 1 Source: June 2017 FDIC deposit data. 2 Source: Javelin 2017 Mobile Banking Scorecard and Forrester U.S. Bank Digital Sales Functionality (Dec. 2016). 3 Source: Dynatrace 4Q17 Online Banker Scorecard and Javelin 2017 Online Banking Scorecard. 4 Source: Kiplinger’s 2017 Best Online Brokers Review. 5 Source: Inside Mortgage Finance (YTD 3Q17). 6 Source: Experian. Largest percentage of 740+ Scorex customers among key competitors as of October 2017. 7 Source: FDIC (3Q17). 8 FTE basis. 50% 50% 50% 50% 50% $618 $636 $653 $659 $666 0.04% 0.03% 0.04% 0.04% 0.04% 0.00% 0.05% 0.10% 0.15% 0.20% $0 $100 $200 $300 $400 $500 $600 $700 4Q16 1Q17 2Q17 3Q17 4Q17 Other deposits Checking Rate paid (%) Average Deposits ($B) Business Leadership $145 $154 $159 $167 $177 $0 $50 $100 $150 $200 4Q16 1Q17 2Q17 3Q17 4Q17 Client Brokerage Assets (EOP, $B)

4.4 7.0 11.4 23.1 $1.1 $2.0 $3.6 $6.9 $0 $2 $4 $6 $8 $10 0 5 10 15 20 25 4Q14 4Q15 4Q16 4Q17 Transactions (MM) Volume ($B) Zelle integrated into BAC mobile app in 2017 257 288 302 346 317 316 314 323 $574 $604 $616 $669 $0 $200 $400 $600 $800 4Q14 4Q15 4Q16 4Q17 Digital Non-Digital Consumer Banking Digital Trends 12 4,855 4,726 4,579 4,470 3,000 4,000 5,000 4Q14 4Q15 4Q16 4Q17 ____________________ 1 Digital users represent mobile and / or online users in consumer businesses. 2 Includes person-to-person payments sent and / or received through e-mail or mobile identification. 3 Represents the total number of application logins using a smartphone or tablet. 30.2 31.0 32.9 34.9 16.5 18.7 21.6 24.2 0 10 20 30 40 4Q14 4Q15 4Q16 4Q17 Digital banking users Mobile banking users Active Digital Banking Users (MM) 1 12% 15% 19% 23% 0% 5% 10% 15% 20% 25% 4Q14 4Q15 4Q16 4Q17 CAGR 5% 1% 10% 580 791 982 1,315 0 200 400 600 800 1,000 1,200 1,400 4Q14 4Q15 4Q16 4Q17 Financial Centers Mobile Channel Usage (MM) 3 % Mobile Deposit Transactions Person-to-Person Payments (Zelle) 2 Total Payments ($B)

Global Wealth & Investment Management

$ in millions	4Q17	Inc/(Dec) 3Q17	4Q16
Total revenue, net of interest expense [1]	$4,683	$63	$306
Provision for credit losses	6	(10)	(16)
Noninterest expense	3,472	101	113
Pre-tax income [1]	1,205	(28)	209
Income tax expense [1]	463	(1)	101
Net income	$742	($27)	$108

Key Indicators ($ in billions)	4Q17	3Q17	4Q16
Average deposits	$240.1	$239.6	$256.6
Average loans and leases	157.1	154.3	146.2
Net charge-off ratio	0.01 %	0.03 %	0.05 %
AUM flows	$18.2	$20.7	$18.9
Pretax margin	26 %	27 %	23 %
Return on average allocated capital	21	22	19
Allocated capital	$14	$14	$13

- Net income of $0.7B, up 17% from 4Q16; ROAAC of 21% and pretax margin of 26%
- Revenue of $4.7B improved 7% from 4Q16, due to higher NII and asset management fees, partially offset by lower transactional revenue
- Noninterest expense increased 3% from 4Q16, primarily driven by higher revenue-related incentive costs
- Client balances grew 10% from 4Q16 to nearly $2.8T, due to higher market valuations and positive net flows
  - Assets under management of $1.1T with flows of $18B in 4Q17, reflecting solid client activity as well as a shift from brokerage to AUM
- Average deposits of $240B declined 6% from 4Q16, due primarily to clients shifting balances into investments
- Average loans and leases of $157B increased 7%, or $11B, from 4Q16, driven by mortgage and structured lending; 31st consecutive quarter of loan growth
- Wealth advisors grew 3% from 4Q16 to 19,238 [2]

[1] FTE basis.
[2] Includes financial advisors in Consumer Banking of 2,402 and 2,200 in 4Q17 and 4Q16.

Bank of America
13

Global Wealth & Investment Management Trends 14 Business Leadership Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2017) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2017) • #1 in Forbes’ Top 500 America’s Top Next Generation Advisors (2017) • #1 in Financial Times Top 401K Retirement Plan Advisers (2017) • #2 in Barron’s Top 100 Women Advisors (2017) 1,209 1,232 1,233 1,244 1,262 886 947 991 1,036 1,081 263 255 237 238 247 151 152 156 159 162 $2,509 $2,585 $2,617 $2,676 $2,752 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 4Q16 1Q17 2Q17 3Q17 4Q17 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 69 71 72 74 75 43 43 43 42 42 31 32 33 35 36 3 3 3 3 3 $146 $148 $151 $154 $157 $0 $60 $120 $180 4Q16 1Q17 2Q17 3Q17 4Q17 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: U.S.-based full-service wirehouse peers based on 3Q17 earnings releases. 2 Source: Industry 3Q17 call reports. 3 FTE basis. 4 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the consolidated balance sheet. 1.4 1.6 1.6 1.5 1.5 2.1 2.2 2.3 2.3 2.4 0.8 0.9 0.8 0.8 0.7 $4.4 $4.6 $4.7 $4.6 $4.7 $0 $1 $2 $3 $4 $5 4Q16 1Q17 2Q17 3Q17 4Q17 Net interest income Asset management fees Brokerage / Other Total Revenue ($B) 3 $257 $257 $245 $240 $240 $0 $50 $100 $150 $200 $250 $300 4Q16 1Q17 2Q17 3Q17 4Q17 3

Global Banking

$ in millions	4Q17	Inc/(Dec) 3Q17	4Q16
Total revenue, net of interest expense [1,2]	$5,018	$31	$469
Provision for credit losses	132	84	119
Noninterest expense	2,160	41	124
Pre-tax income [1]	2,726	(94)	226
Income tax expense [1]	1,046	(16)	134
Net income	$1,680	($78)	$92

Selected Revenue Items ($ in millions)	4Q17	3Q17	4Q16
Total Corporation IB fees (excl. self-led) [2]	$1,418	$1,477	$1,222
Global Banking IB fees [2]	811	806	654
Business Lending revenue	2,262	2,318	2,123
Global Transaction Services revenue	1,876	1,815	1,698

Key Indicators ($ in billions)	4Q17	3Q17	4Q16
Average deposits	$329.8	$315.7	$315.4
Average loans and leases	350.3	346.1	337.8
Net charge-off ratio	0.30 %	0.12 %	0.06 %
Return on average allocated capital	17	17	17
Allocated capital	$40	$40	$37
Efficiency ratio [1]	43 %	43 %	45 %

- Net income of $1.7B increased 6% from 4Q16; ROAAC of 17%
- Revenue of $5.0B increased $0.5B, or 10%, from 4Q16
  - NII increased $0.3B reflecting the benefits of higher short-term interest rates as well as deposit and loan growth
  - Noninterest income increased $0.2B, driven by higher IB fees
- Total Corporation investment banking fees of $1.4B (excl. self-led) increased 16% from 4Q16, driven by improved performance in advisory
  - Ranked #3 in global IB fees in 2017 [3]
- Provision increased $0.1B from 4Q16, driven by Global Banking's portion of a single-name non-U.S. commercial charge-off, partially offset by reductions in energy exposures and continued portfolio improvement
- Noninterest expense increased 6% from 4Q16, due to higher personnel expense and continued technology investments
  - Efficiency ratio improved to 43% from 45% in 4Q16
- Average loans and leases of $350B increased 4% from 4Q16, driven by growth in domestic and international C&I
- Average deposits of $330B grew 5% from 4Q16

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Ranking per Dealogic as of January 2, 2018 for the year ended December 31, 2017; excludes self-led deals.

Bank of America
15

Global Banking Trends 16 ____________________ Note: Amounts may not total due to rounding. 1 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 2 FTE basis. 3 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 77% 77% 74% 70% 68% 23% 23% 26% 30% 32% $315 $305 $300 $316 $330 $0 $100 $200 $300 $400 4Q16 1Q17 2Q17 3Q17 4Q17 Noninterest-bearing Interest-bearing 810 926 901 962 846 183 312 231 193 204 262 405 483 374 429 (33) (59) (83) (52) (61) $1,222 $1,584 $1,532 $1,477 $1,418 4Q16 1Q17 2Q17 3Q17 4Q17 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 1 • World’s Best Bank for Advisory (Euromoney, ’17) • Most Innovative Investment Bank of the Year (The Banker, ’17) • Best Bank for Global Payments (The Banker, ’17) • 2017 Share and Quality Leader in U.S. Large Corporate Banking & Cash Management (Greenwich) • North America’s Best Bank for Small to Medium- sized Enterprises (Euromoney, ’17) • Best Brand for Overall Middle Market Banking and International Middle Market Banking - Payments, FX, Trade Finance (Greenwich, ’17) • Relationships with 79% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2017) 2.4 2.6 2.5 2.6 2.7 0.7 0.9 0.9 0.8 0.8 0.8 0.8 0.8 0.8 0.8 0.7 0.7 0.8 0.8 0.7 $4.5 $5.0 $5.0 $5.0 $5.0 $0 $2 $4 $6 4Q16 1Q17 2Q17 3Q17 4Q17 Net interest income IB fees Service charges All other income Total Revenue ($B) 1, 2 3 167 170 171 169 171 153 155 157 159 162 18 18 18 18 17 $338 $343 $345 $346 $350 $0 $100 $200 $300 $400 4Q16 1Q17 2Q17 3Q17 4Q17 Commercial Corporate Business Banking 2 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

Global Markets

$ in millions	4Q17	Inc/(Dec) 3Q17	4Q16
Total revenue, net of interest expense [1,2]	$3,395	($506)	($78)
Net DVA	*(118)*	*(97)*	*(17)*
Total revenue (excl. net DVA) [1,2,3]	*3,513*	*(409)*	*(61)*
Provision for credit losses	162	168	154
Noninterest expense	2,613	(98)	131
Pre-tax income [1]	620	(576)	(363)
Income tax expense [1]	210	(230)	(115)
Net income	$410	($346)	($248)
Net income (excl. net DVA) [3]	*$483*	*($286)*	*($238)*

Selected Revenue Items ($ in millions)	4Q17	3Q17	4Q16
Sales and trading revenue	$2,539	$3,129	$2,811
Sales and trading revenue (excl. net DVA) [3]	2,657	3,150	2,912
FICC (excl. net DVA)	1,709	2,166	1,964
Equities (excl. net DVA)	948	984	948
Global Markets IB fees [2]	596	624	554

Key Indicators ($ in billions)	4Q17	3Q17	4Q16
Average total assets	$659.4	$642.4	$595.3
Average trading-related assets	449.7	442.3	417.2
Average 99% VaR ($ in MM) [4]	36	41	36
Average loans and leases	73.6	72.3	70.6
Return on average allocated capital	5 %	9 %	7 %
Allocated capital	$35	$35	$37
Efficiency ratio [1]	77 %	69 %	71 %

- Net income of $0.4B in 4Q17 declined $0.2B from 4Q16
- Revenue was down 2% from 4Q16, driven by lower sales and trading revenue, partially offset by a gain on the sale of a non-core asset
- Sales and trading revenue of $2.5B, declined 10% from 4Q16
  - FICC down 14% to $1.6B and Equities was flat at $0.9B
- Excluding net DVA, sales and trading revenue of $2.7B declined 9% from a strong 4Q16 [3]
  - FICC revenue of $1.7B declined 13% from 4Q16, driven by lower volatility and client activity across macro products, particularly rates products
  - Equities revenue of $0.9B was flat to 4Q16, reflecting growth in client financing activities, offset by a decline in cash and derivatives trading due to low levels of market volatility
- Provision increased $0.2B from 4Q16, driven by Global Market's portion of a single-name non-U.S. commercial charge-off
- Noninterest expense increased 5% versus 4Q16, as lower revenue-related incentive costs were offset by continued investments in technology
- Average total assets increased from 4Q16, primarily due to targeted growth in client-financing activities in Equities
- Average VaR was $36MM in 4Q17, flat compared to 4Q16 [4]

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note F on slide 26.
[4] See note G on slide 26 for definition of VaR.

Bank of America

17

Global Markets Trends and Revenue Mix 18 8.6 9.6 9.1 4.4 4.0 4.1 $13.0 $13.6 $13.2 $0 $2 $4 $6 $8 $10 $12 $14 2015 2016 2017 FICC Equities $433 $413 $442 $53 $41 $40 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 2015 2016 2017 Avg. trading-related assets Avg. VaR • Best Bank for Markets in Asia (Euromoney, 2017) • European Trading House of the Year (Financial News, 2017) • Equity Derivatives House of the Year (Risk Magazine, 2017) • #1 Equity Portfolio Trading Share – North American Institutions (Greenwich, 2017) • 2017 U.S. Fixed Income Quality Leader in Credit and Securitized Products (Greenwich, 2017) • 2017 Quality Leader in Global Top-Tier Foreign Exchange Service and Sales (Greenwich, 2017) • #2 Global Research Firm (Institutional Investor, 2017) ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. Reported sales & trading revenue was $12.8B, $13.4B and $12.2B for 2017, 2016 and 2015, respectively. Reported FICC sales & trading revenue was $8.7B, $9.4B and $7.9B for 2017, 2016 and 2015, respectively. Reported equities sales & trading revenue was $4.1B, $4.0B and $4.3B for 2017, 2016 and 2015, respectively. See note F on slide 26. 2 Macro includes G10 FX, rates and commodities products. 3 See note G on slide 26 for definition of VaR. 63% 37% Credit / other Macro 62% 38% U.S. / Canada International 2017 Total FICC S&T Revenue Mix (excl. net DVA) 1 2017 Global Markets Revenue Mix (excl. net DVA) 1 2 Total Sales & Trading Revenue (excl. net DVA) ($B) 1 Average Trading-related Assets ($B) and VaR ($MM) 3 Business Leadership

All Other [1]

$ in millions	4Q17	Inc/(Dec) 3Q17	4Q16
Total revenue, net of interest expense [2]	($1,363)	($1,160)	($1,077)
Tax Act impact	*($946)*	*($946)*	*($946)*
Total revenue excl. Tax Act impact [3]	*($417)*	*($214)*	*($131)*
Provision (benefit) for credit losses	(185)	6	(156)
Noninterest expense	523	(210)	(683)
Pre-tax income (loss) [2]	(1,701)	(956)	(238)
Income tax expense (benefit) [2]	963	1,762	2,161
Tax Act impact	*1,939*	*1,939*	*1,939*
Net income (loss)	($2,664)	($2,718)	($2,399)
Net income excl. Tax Act impacts [3]	*$221*	*$167*	*$486*

- Net loss of $2.7B in 4Q17, which included a net loss of $2.9B from the impact of the Tax Act
- Revenue declined $1.1B from 4Q16, primarily due to a $0.9B charge related to the Tax Act as well as the absence of the non-U.S. consumer credit card business sold in 2Q17
- Provision improved from 4Q16, driven by continued run-off of the non-core portfolio and the absence of the non-U.S. consumer credit card business
- Noninterest expense improved $0.7B from 4Q16, due to lower mortgage servicing costs, reduced operational costs from the sale of the non-U.S. consumer credit card business and lower litigation expense
- 4Q17 included a $1.9B tax expense as a result of the Tax Act as well as a $0.4B tax benefit due to the restructuring of certain subsidiaries

[1] All Other consists of ALM activities, equity investments, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs and related economic hedge results and ineffectiveness, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as Global Principal Investments, which is comprised of a portfolio of equity, real estate and other alternative investments. During 2Q17, the Company sold its non-U.S. consumer credit card business.

[2] FTE basis.

[3] Represents a non-GAAP financial measure. For important presentation information, see slide 28.

Bank of America 19

2017 Key Takeaways 20 • Delivered responsible growth • Solid client activity with good deposit, loan and AUM growth – Average deposits grew $47B, or 4%, from 2016 – Average loans and leases in business segments grew 6% from 2016 – Wealth management client balances increased to nearly $2.8T with AUM flows of $96B • Lowered expenses while continuing to invest in the franchise • Asset quality remained strong • Increased capital returned to shareholders; repurchased $12.8B of common shares and paid $4.0B in common dividends • Expect to benefit from higher interest rates and a lower U.S. corporate tax rate

Appendix

$7.2 $2.8 $5.7 $3.8 ($1.7) $8.2 $3.1 $7.0 $3.3 ($0.4) Consumer Banking GWIM Global Banking Global Markets All Other 2016 2017 Full Year Business Results 22 Net Income (Loss) ($B) ____________________ 1 Global Markets net income included net DVA losses of $0.4B and $0.2B in 2017 and 2016 as well as a litigation recovery of $0.2B in 1Q16. Excluding these items, 2017 net income would have declined 8%. 2 All Other adjusted to exclude the $2.9B charge for the Tax Act. Reported net loss for FY 2017 was $3.3B. 3 ROAAC defined as return on average allocated capital. 4 FTE basis. +14% +11% +21% (14%) FY 2017 Consumer Banking GWIM Global Banking Global Markets ROAAC 3 22% 22% 17% 9% Efficiency ratio 4 52% 73% 43% 67% 2 1

Our people are the foundation for growing responsibly We give our employees the support they need so they are able to make a genuine impact and contribute to sustainable growth of our business and the communities we serve We deliver on our promise of being a great place to work by: Being an inclusive workplace for our diverse employees around the world Creating opportunities for employees to develop and grow Recognizing and rewarding performance Supporting employees’ financial, physical and emotional wellness The industry leader for banking category in JUST Capital’s ranking of America’s Most JUST Companies Achieved the distinction of highest number of executives in Financial News magazine’s 2017 list of the 100 Most Influential Women in Finance Named number 46 on Fortune magazine’s 50 Best Workplaces for Parents Named number 26 on Fortune magazine’s 100 Best Workplaces for Diversity Hired over 6,900 new employees to the company in Q4; 59% in client-facing roles Bank of America and our employees have committed nearly $5 million dollars to support communities impacted by recent natural disasters More than 50% of our global workforce are women and more than 45% of our U.S. workforce is racially and ethnically diverse More than 300 leaders attended the Global Women’s Conference, focusing on continued investment in developing our female employees Over 103,000 memberships across our 11 Employee Networks Helped more than 3,900 employees find new roles within the company in Q4 20 days of paid bereavement leave to mourn the loss of a spouse or child Supported over 1,400 employees with calls, resources and ongoing support during recent critical events 23

Latina Style 50 Best Companies for Latinas to Work (18 years running) Working Mother Top 10 on 100 Best Companies (29 years running) American Banker Top Team and five BAC leaders recognized Fatherly.com 50 Best Places for New Dads to Work Out & Equal 2017 Outie Award for Workplace Excellence U.S. Business Leadership Network Best Place to Work for Disability Inclusion Fortune 100 Best Companies for Diversity 50 Best Companies for Parents Diversity MBA Magazine 50 Out Front Companies for Diversity Leadership: Best Places for Women and Diverse Managers Dave Thomas Foundation for Adoption 100 Adoption Friendly Workplaces Leadership in Diversity and Inclusion 2017 Awards and Recognition Bloomberg Gender Equality Index Leader in financial services Badges of Honor from Military Times, CivilianJobs.com, US Vets 2020 Women on Boards Commitment to board diversity Black Enterprise 50 Best Companies for Diversity National Business Inclusion Council Best of the Best for Inclusion NAFE Top Companies for Executive Women ERG Council MSAG named a top ERG Billion Dollar Roundtable First and only financial services company 24

Regulatory Capital Reconciliations ($MM) [1, 2]

Regulatory Capital – Basel 3 transition to fully phased-in	4Q17	3Q17	4Q16
Common equity tier 1 capital (transition)	$171,124	$176,094	$168,866
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(1,296)	(1,357)	(3,318)
Accumulated OCI phased in during transition	(879)	(747)	(1,899)
Intangibles phased in during transition	(348)	(316)	(798)
Defined benefit pension fund assets phased in during transition	(228)	(187)	(341)
DVA related to liabilities and derivatives phased in during transition	239	158	276
Other adjustments and deductions phased in during transition	(75)	(77)	(57)
Common equity tier 1 capital (fully phased-in)	$168,537	$173,568	$162,729

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	4Q17	3Q17	4Q16
As reported risk-weighted assets	$1,450,210	$1,481,919	$1,529,903
Change in risk-weighted assets from reported to fully phased-in	9,450	(21,768)	(18,113)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,459,660	$1,460,151	$1,511,790

Risk-weighted Assets – (fully phased-in)	4Q17	3Q17	4Q16
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,442,225	$1,419,803	$1,417,115
Change in risk-weighted assets for advanced models	17,435	40,348	94,675
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,459,660	$1,460,151	$1,511,790

Basel 3 Regulatory Capital Ratios	4Q17	3Q17	4Q16
As reported Common equity tier 1 (transition)	11.8 %	11.9 %	11.0 %
Standardized approach Common equity tier 1 (fully phased-in)	11.7	12.2	11.5
Advanced approaches Common equity tier 1 (fully phased-in) [3]	11.5	11.9	10.8

[1] Regulatory capital ratios at December 31, 2017 are preliminary. For important presentation information, see slide 28.
[2] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[3] In 4Q17, we obtained approval from U.S. banking regulators to use our internal models methodology (IMM) to calculate counterparty credit risk-weighted assets for derivatives under the Advanced approaches. Fully phased-in estimates for prior periods assumed approval.

Bank of America
25

Notes 26 A Enactment of the Tax Act reduced 4Q17 net income by $2.9B and negatively impacted 4Q17 and FY 2017 return on average assets by 49 bps and 13 bps, respectively, return on average common shareholders’ equity by 455 bps and 117 bps, respectively, return on average tangible common shareholders’ equity by 630 bps and 162 bps, respectively, and efficiency ratio by 287 bps and 67 bps, respectively. Reported metrics are shown on slide 2. B Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. C Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. D The Liquidity Coverage Ratio (LCR) represents the consolidated average amount of high-quality liquid assets as a percent of the prescribed average net cash outflows over a 30 calendar-day period of significant liquidity stress, under the U.S. LCR final rule. E The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off- balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. F Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA losses were $118MM, $21MM and $101MM for 4Q17, 3Q17 and 4Q16, respectively, and $428MM, $238MM and $786MM for FY 2017, FY 2016 and FY2015, respectively. Net DVA losses included in FICC revenue were $112MM, $14MM and $98MM for 4Q17, 3Q17 and 4Q16, respectively, and $394MM, $238MM and $763MM for FY 2017, FY 2016 and FY2015, respectively. Net DVA losses included in equities revenue were $6MM, $7MM and $3MM for 4Q17, 3Q17 and 4Q16, respectively, and $34MM, $0MM and $23MM for FY 2017, FY 2016 and FY2015, respectively. G VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $17MM, $19MM and $19MM for 4Q17, 3Q17 and 4Q16, respectively.

Forward-Looking Statements 27 Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward‐looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2016 Annual Report on Form 10‐K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, including inquiries into our retail sales practices, and the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; uncertainties about the financial stability and growth rates of non‐U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates, economic conditions, and potential geopolitical instability; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the potential impact of total loss‐absorbing capacity requirements; potential adverse changes to our global systemically important bank (G‐SIB) surcharge; the potential impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate shortcomings identified by banking regulators in the Company's Resolution Plan; the effect of regulations, other guidance or additional information on our estimated impact of the Tax Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; and other similar matters.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain key performance indicators and ratios excluding certain items (e.g., DVA) which result in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended December 31, 2017 and other earnings-related information available through the Bank of America Investor Relations website at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $251MM, $240MM, $237MM, $197MM and $234MM for 4Q17, 3Q17, 2Q17, 1Q17 and 4Q16 respectively. The FTE adjustment is expected to decline in 2018 as a result of a lower U.S. corporate tax rate; reductions to the FTE adjustment will be offset in tax expense. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter of 2017, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 28